As filed with the Securities and Exchange Commission on October 10, 2001.
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               EDT Learning, Inc.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                          76-0545043
     (State or other jurisdiction                             (I.R.S. Employer
   of incorporation or organization)                         Identification No.)

   2999 NORTH 44TH STREET, SUITE 650
            PHOENIX, ARIZONA                                        85018
(Address of principal executive offices)                          (Zip Code)

                          1997 STOCK COMPENSATION PLAN
                            (Full title of the plan)

                          JAMES M. POWERS, JR., D.D.S.
                        2999 NORTH 44TH STREET, SUITE 650
                             PHOENIX, ARIZONA 85108
                     (Name and address of agent for service)

                                 (602) 952-1200
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:
                               JAMES S. RYAN, III
                              JACKSON WALKER L.L.P.
                           901 MAIN STREET, SUITE 6000
                               DALLAS, TEXAS 75202

                         CALCULATION OF REGISTRATION FEE

================================================================================================
                                        Proposed Maximum    Proposed Maximum
Title of Securities      Amount to be    Offering Price    Aggregate Offering      Amount of
  to be Registered      Registered (2)     Per Share(1)         Price (1)       Registration Fee
------------------------------------------------------------------------------------------------
Common Stock,         1,500,000 Shares        $0.47              $705,000           $176.25
par value
$0.001 per share
===============================================================================================

----------
(1) Pursuant to Rule 457(h)(1) and Rule 457(c), the offering price and registration fee are computed on the basis of the average high and low prices of the Common Stock as listed on the American Stock Exchange on October 3, 2001.

================================================================================

                                EXPLANATORY NOTE

     The contents of Registration Statement No. 333-56033 relating to the 1997 Stock Compensation Plan (the "Plan") of EDT Learning, Inc. (the "Company") as filed by the Registrant with the Securities and Exchange Commission on June 4, 1998 (the "Prior Registration Statement") are incorporated herein by reference pursuant to General Instruction E to Form S-8. The purpose of this Registration Statement is to register 1,500,000 additional shares of Common Stock of the Registrant for offer and sale pursuant to the Plan.

     Under cover of this Form S-8 is a Reoffer Prospectus that the Company has prepared in accordance with Part I of Form S-3 under the Securities Act of 1933. The Reoffer Prospectus may be utilized for reofferings and resales of up to 3,500,000 shares of common stock acquired by the Selling Stockholders.

PROSPECTUS

                        3,500,000 SHARES OF COMMON STOCK

                               EDT LEARNING, INC.
                        2999 North 44th Street, Suite 650
                             Phoenix, Arizona 85018
                                 (602) 952-1200

     This Prospectus relates to the offer and sale of up to 3,500,000 shares (the "Shares") of common stock, par value $0.001 per share (the "Common Stock") of EDT Learning, Inc., a Delaware corporation, (the "Company"), issuable upon exercise of options ("Options") granted pursuant to the provisions of the Company's 1997 Stock Compensation Plan, as amended (the "Plan").

     The Shares may be sold from time to time by certain stockholders who will acquire such Shares upon the exercise of Options (the "Selling Stockholders") or by permitted transferees. The Common Stock is traded and quoted on the American Stock Exchange ("AMEX") under the trading symbol "EDT" and may be sold from time to time by the Selling Stockholders either directly in private transactions, or through one or more brokers or dealers on the AMEX or any other over-the-counter market or exchange on which the Common Stock is quoted or listed for trading, at such prices and upon such terms as may be obtainable. On October 3, 2001, the last reported bid price of the Common Stock, as reported on the AMEX, was $0.49.

     Upon any sale of the Common Stock offered hereby, the Selling Stockholders and participating agents, brokers, dealers or market makers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company will not receive any of the proceeds from any sales by the Selling Stockholders.

     No underwriter is being used in connection with this offering. The Company will pay all expenses incurred within this offering. The expenses incurred in connection with the offering are estimated to be approximately $5,000.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS OCTOBER 10, 2001.

                                TABLE OF CONTENTS


WHERE YOU CAN FIND MORE INFORMATION............................................3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................4
RISK FACTORS...................................................................5
SELLING STOCKHOLDERS..........................................................10
USE OF PROCEEDS...............................................................10
PLAN OF DISTRIBUTION..........................................................10
LEGAL MATTERS.................................................................11
EXPERTS.......................................................................11

                       WHERE YOU CAN FIND MORE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Pubic Reference Rooms. Additionally, the Commission maintains a website (http://www.sec.gov) that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the Commission.

     The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form S-8 (the "Registration Statement") in connection with the reoffers and resales of the Common Stock offered under this Prospectus. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and the exhibits thereto. Copies of the Registration Statement are available from the Commission.
Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     The Company's principal executive offices are located at 2999 North 44th Street, Suite 650, Phoenix, Arizona 85018 and its telephone number is (602) 952-1200. The Company's website is at http://www.edtlearning.com Information contained in the Company's website does not constitute, and shall not be deemed to constitute, part of this Prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Company, are incorporated herein by reference and made a part hereof:

          (i) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, filed with the Commission on July 6, 2001;

          (ii) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, since the end of the fiscal year covered by the Annual Report; and

          (iii) Description of the Common Stock contained in the Company's Registration Statement on Form 8-A/A (No. 001-13725), effective as of March 24, 1998.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests for such documents should be directed to James L. Dunn, Jr. at 2999 North 44th Street, Suite 650, Phoenix, Arizona 85018, (602) 952-1200.

                                  RISK FACTORS

     POTENTIAL INVESTORS SHOULD CONSIDER CAREFULLY THE RISKS DESCRIBED BELOW BEFORE INVESTING IN THE COMPANY. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY ONES THAT THE COMPANY MAY FACE. IF ANY OF THE EVENTS UNDERLYING THE RISK FACTORS ACTUALLY OCCUR, THE COMPANY'S BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. IN SUCH CASE, INVESTORS COULD LOSE PART OR ALL OF THEIR RESPECTIVE INVESTMENTS.

THE COMPANY HAS A LIMITED OPERATING HISTORY IN THE E-LEARNING BUSINESS, WHICH MAKES IT DIFFICULT TO PREDICT THE COMPANY'S FUTURE PERFORMANCE.

     The Company's limited operating history in the e-Learning business makes it difficult to predict the Company's future performance and does not provide investors with a meaningful basis for evaluating an investment in the Company. The Company commenced operations as a dental practice management company and, in the last 18 months, has increased its focus on its e-Learning business. Accordingly, the Company has a limited operating history on which to evaluate its current business and future prospects.

THE COMPANY FACES RISKS ENCOUNTERED BY EARLY-STAGE COMPANIES IN INTERNET-RELATED BUSINESSES AND MAY BE UNSUCCESSFUL IN ADDRESSING THESE RISKS.

     The Company faces risks frequently encountered by early-stage companies in new and rapidly evolving markets. Specific risks the Company faces relate to the demand for e-Learning products and services, and broad and timely acceptance of the Company's e-Learning network. The Company may fail to adequately address these risks and, as a consequence, its business may suffer. To address these risks, the Company must:

     * successfully introduce, build and attract user traffic to its e-Learning network;
     * establish e-Learning sites for the Company's customers and generate revenues from such sites;
     * continue to establish relationships with leading providers of learning content to sell that content through the Company's e-Learning network; and
     *    address and establish new technologies and technology standards.

THE MARKET FOR E-LEARNING PRODUCTS AND SERVICES IS IN THE EARLY STAGES OF DEVELOPMENT AND MAY NOT GROW TO A SUFFICIENT SIZE OR AT A SUFFICIENT RATE TO SUSTAIN THE COMPANY'S BUSINESS.

     The e-Learning market is in the early stages of development and may not grow to a sufficient size or at sufficient rate for the Company's business to succeed. Corporate training and education historically has been conducted primarily through classroom instruction and traditionally has been performed by internal personnel. Although technology-based training applications have been available for several years, they currently account for only a small portion of the overall training market. Accordingly, the Company's success will depend on the extent to which companies migrate from traditional training methods to technology-based solutions and use the Internet in connection with their training activities. In addition, the Company's success will depend upon the extent to which companies utilize the products or services of third-party providers and whether companies adopt hosted solutions delivered over the Internet, including e-Learning sites hosted by third parties, such as those on the Company's e-Learning network.

     Many companies that have already invested substantial resources in traditional training methods may be reluctant to adopt a new strategy that may limit or compete with their existing investments. Even if businesses implement technology-based training or e-Learning solutions, they may still choose to design, develop, deliver or manage all or a part of their education and training internally. If technology-based learning and the use of the Internet for learning do not become widespread, or if businesses do not use the products and services of third parties to develop, deliver or manage their training needs, then the Company's e-Learning products and services may not achieve commercial success.

THE COMPANY'S PRICING, EXPENSE AND REVENUE MODEL IS UNPROVEN, AND MAY NOT YIELD RESULTS SUFFICIENT FOR ITS BUSINESS TO SUCCEED.

     The pricing, expense and revenue model for the Company's e-Learning network has not been broadly tested in the marketplace and may not yield results sufficient for the Company's business to succeed. If the pricing, expense and revenue model is not acceptable to users, customers, or content providers, the Company's e-Learning network may not be commercially successful. This would seriously harm the Company's business.

THE COMPANY'S QUARTERLY OPERATING RESULTS ARE UNCERTAIN AND MAY FLUCTUATE SIGNIFICANTLY, WHICH COULD NEGATIVELY AFFECT THE VALUE OF AN INVESTMENT IN THE COMPANY.

     The Company's operating results have varied significantly from quarter to quarter and are likely to continue to fluctuate as a result of a variety of factors, many of which the Company cannot control. Factors that may adversely affect the Company's quarterly operating results include:

     * the size and timing of product orders and the timing and execution of professional services engagements;
     *    the mix of revenue from products and services;
     *    the mix of products sold;
     *    the ability to meet client project milestones;
     *    the market acceptance of the Company's products and services;
     * the Company's ability to develop and market new or enhanced products and services in a timely manner and the market acceptance of these products and services;
     *    the timing of revenues and expenses relating to the Company's network;
     *    recognition of impairment of existing assets; and
     *    the timing of revenue recognition.

     The Company's future revenues are difficult to predict and the Company may not be able to adjust spending in response to revenue shortfalls. The Company's limited operating history under the Company's current business model, including the Company's e-Learning network, possible acquisitions and the emerging nature of the market, make prediction of future revenue and expenses difficult. Expense levels are based, in part, on expectations as to future revenue and to a large extent are fixed in the short term. To the extent the Company is unable to predict future revenue accurately, the Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.

AN INCREASE IN THE TRAFFIC OR CONTENT ON THE COMPANY'S E-LEARNING NETWORK MAY STRAIN ITS SYSTEMS, AND THE COMPANY'S SYSTEMS ARE VULNERABLE TO OTHER TECHNICAL MALFUNCTION.

     The systems that support the Company's e-Learning network may be unable to accommodate an increased volume of traffic or additional content. As a result the Company's e-Learning network may experience slowed response times or other problems. In addition, the Company depends on Internet service providers, telecommunications companies and the efficient operation of their computer networks and other computer equipment for the operation of the Company's e-Learning network. Each of these has experienced significant outages in the past and could experience outages, delays and other difficulties due to system failures unrelated to the Company's systems. Any delays in response time or performance problems could cause users to perceive the Company's e-Learning network as not functioning properly and therefore not use it for their training needs.

THE COMPANY FACES INTENSE COMPETITION FROM OTHER E-LEARNING PROVIDERS AND MAY BE UNABLE TO COMPETE SUCCESSFULLY.

     The e-Learning market is highly fragmented and competitive with no single firm accounting for a dominant market share. The Company's competitors vary in size, scope and the breadth of products and services offered. The Company faces competition from:

     * other companies focused on using the Internet to provide learning and education such as SmartForce and Digital Think, as well as developers or resellers of training content who make their content available over the Internet;
     * small, regional e-Learning and technology-based training services businesses;
     *    large professional consulting firms and in-house training departments;
     * other developers of learning management systems, such as Saba and Docent, as well as publishers of e-Learning courses that sell management systems with their titles; and
     *    developers of web authoring tools.

     Many of the Company's existing and potential competitors have longer operating histories and significantly greater financial, technical, marketing and other resources and therefore may be able to respond more quickly to new or changing opportunities, technologies, standards and customer requirements. Many of these competitors also have broader and more established distribution channels that may be used to establish strategic alliances or deliver competing products or services directly to customers. If these competitors were to bundle competing products or services with the products and services of their strategic partners, the demand for the Company's products and services might be substantially reduced and the Company's ability to market and sell products and services successfully may be substantially diminished. In addition, the existence or announcement of strategic relationships involving the Company's competitors could adversely affect the Company's ability to attract and retain customers.

     Because of the lack of significant barriers to entry in the e-Learning market, new competitors are likely to enter this market in the future. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share. The Company cannot assure investors that it will be able to contend effectively with such increased competition.

ACQUISITIONS OR INVESTMENTS MAY DRAIN CAPITAL AND EQUITY RESOURCES, DIVERT MANAGEMENT'S ATTENTION OR OTHERWISE HARM THE COMPANY'S BUSINESS.

     In the future the Company plans to acquire or make investments in other businesses or products and technologies. Such acquisitions or investments may require that the Company pay significant cash, issue stock or incur substantial debt. In addition, such acquisitions or investments may require significant managerial attention, which may be diverted from the Company's other operations. These capital, equity and managerial commitments may impair the operation of the Company's business. Furthermore, acquired businesses may not be effectively integrated, may be unable to maintain key pre-acquisition business relationships, may contribute to increased fixed costs and may expose the Company to unanticipated liabilities.

THE LOSS OF THE SERVICES OF THE COMPANY'S SENIOR EXECUTIVES AND KEY PERSONNEL WOULD LIKELY CAUSE THE COMPANY'S BUSINESS TO SUFFER.

     The Company's success depends to a significant degree on the performance of the senior management team and other key employees listed elsewhere in this Prospectus. The loss of any of these individuals could harm the Company's business. The Company does not maintain key person life insurance for any officers or key employees.

     The Company's success also depends on its ability to attract, integrate, motivate and retain additional highly skilled technical, sales and marketing, and professional services personnel. Competition for qualified personnel in the Internet and technology industries is intense. To the extent the Company is unable to attract and retain a sufficient number of additional skilled personnel, the Company's business will suffer.

THE COMPANY DEPENDS HEAVILY ON THIRD-PARTY TECHNOLOGY, THE LOSS OF WHICH COULD MATERIALLY HARM ITS BUSINESS.

     The Company uses licensed third-party technology in the Company's products and in the Company's e-Learning network, and the Company licenses content from third parties. Future licenses to this technology and content may not be available to the Company on commercially reasonable terms, or at all. The loss of or inability to obtain or maintain any of these technology or content licenses could result in delays in the introduction of new products or could force the Company to discontinue access to portions of the Company's e-Learning network until equivalent technology or content, if available, is identified, licensed and integrated. Furthermore, the Company may become subjected to legal claims related to licensed technology or content based on defamation, negligence, product liability, infringement of intellectual property or other legal theories.

THE COMPANY'S INTELLECTUAL PROPERTY MAY BECOME SUBJECT TO LEGAL CHALLENGES, UNAUTHORIZED USE OR INFRINGEMENT, ANY OF WHICH COULD DIMINISH THE VALUE OF ITS PRODUCTS AND SERVICES.

     The Company's success depends in large part on its proprietary technology. If the Company fails to successfully enforce its intellectual property rights, the value of these rights, and consequently the value of its products and services to its customers, could diminish substantially. It may be possible for third parties to copy or otherwise obtain and use its intellectual property or trade secrets without the Company's authorization, and it may also be possible for third parties to independently develop substantially equivalent intellectual property.

     Litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect trade secrets or to determine the validity and scope of the proprietary rights of others. From time to time the Company has received, and may in the future receive, notice of claims of infringement of other parties' proprietary rights. Such claims could result in costly litigation and could divert management and technical resources. These types of claims could also delay product shipment or require the Company to develop non-infringing technology or enter into royalty or licensing agreements, which agreements, if required, may not be available on reasonable terms, or at all.

A DETERIORATION OF GENERAL ECONOMIC CONDITIONS MAY MATERIALLY AND ADVERSELY AFFECT THE COMPANY'S BUSINESS.

     The Company's revenues are subject to fluctuation as a result of general economic conditions. The Company's customers may reduce their expenditures for education and training during economic downturns. Therefore, an economic downturn could adversely affect on the Company's business.

THE COMPANY'S PLANNED GROWTH MAY PLACE STRAINS ON MANAGEMENT.

     The Company's success will depend on the expansion of the Company's operations and the effective management of growth, which will place a significant strain on the Company's management operations and financial resources.

THE COMPANY MAY NEED TO RAISE ADDITIONAL CAPITAL.

     The Company may need to seek additional capital. In such event, there can be no assurance that the Company will be able to raise additional capital or to raise such capital on acceptable terms.

     The Company's business depends on the increasing acceptance and use of the Internet, the lack of which could significantly reduce demand for the Company's products and services.

     The Company's e-Learning network depends on the increased acceptance and use of the Internet, both generally and as a means for the purchase and delivery of educational content. To the extent the acceptance and use do not continue to grow at current rates, the Company may be unable to develop a sufficiently broad base of business customers and the Company's business may suffer. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty, and there exist few proven services and products. The Company's business would be seriously harmed if:

     * use of the Internet does not continue to increase or increases more slowly than expected;
     * the application service provider approach to developing and delivering learning content does not become more widely accepted;
     * the technology underlying the Internet does not effectively support future expansion that may occur; or
     *    governmental regulation of the Internet increases.

THE COMPANY MAY NOT BE ABLE TO ADAPT TO THE RAPIDLY CHANGING INTERNET TECHNOLOGY AND EVOLVING INDUSTRY STANDARDS.

     The e-Learning market is characterized by rapidly changing technologies, frequent new product and service introductions, short development cycles and evolving industry standards. The introduction of new products and services embodying new technologies and the emergence of new industry standards may render the Company's products and services obsolete. The Company's success depends on its ability to adapt to a rapidly changing landscape and to offer new products and services to address its customers' changing demands. The Company may experience difficulties that delay or prevent the successful design, development, introduction or marketing of its products and services. To the extent the Company in fact experiences such delays, it may experience difficulty in attracting new customers and may lose some or all of its existing ones. Security and privacy breaches could subject the Company to litigation and liability and deter consumers from using its e-Learning network.

     The Company could become subject to litigation and liability if third parties penetrate its e-Learning network security or otherwise misappropriate its users' confidential information. Advances in computer capabilities, new discoveries in the field of cryptography or other technological events or developments could result in compromises or breaches of the Company's security systems. Anyone who circumvents the Company's security measures could misappropriate proprietary information or cause interruptions in the Company's services or operations. The Company may be required to expend significant capital and other resources to protect against the threat of security breaches or to alleviate problems caused by breaches. Furthermore, to the extent that the Company's commercial activities may involve the storage and transmission of proprietary information, such as personal information or credit card numbers, security breaches could expose the Company to a risk of loss or litigation and possible liability.

     The Internet is a public network, and data is sent over this network from many sources. In the past, computer viruses, software programs that disable or impair computers, have been distributed and have rapidly spread over the Internet. Computer viruses could be introduced into the Company's systems or those of the Company's customers or content providers, which could disrupt the Company's e-Learning network or make it inaccessible to users.

     A significant barrier to the widespread use of the Internet for applications such as training and education is the secure transmission of confidential information over public networks. Any well-publicized security breaches, whether on the Company's Web site or on those of other companies, could deter people from using the Internet in general, or, specifically, from using it to conduct transactions that involve the transmission of confidential information. The Company cannot predict the extent to which transactions over the Internet will be, or will be perceived to be, secure against breaches by third parties. As a result, the Company cannot be certain the Internet ultimately will become widely accepted for commerce and communications.

THE COMPANY'S STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE VOLATILE.

     The trading price of the Company's common stock has been and is likely to continue to be highly volatile. The Company's stock price is subject to continued fluctuations in response to a number of factors, including:

     * use of the internet does not continue to increase or increases more slowly than expected;
     *    changes  in  financial  estimates  or  recommendations  by  securities analysts;
     *    conditions or trends in the Internet and educational service markets;
     * announcements by the Company or its competitors of technological innovations, new products or services;
     *    announcements   by  the  Company  or  the  Company's   competitors  of
          significant acquisitions, strategic partnerships, joint ventures or capital commitments;
     *    additions or departures of key personnel;
     *    sales of the Company's common stock; and
     *    general market conditions.

     The stock market in general, and the market for Internet and technology companies in particular, recently has experienced extreme price and volume fluctuations that have been unrelated or disproportionate to the operating performance of many of the affected companies. These broad market and industry factors may depress the Company's stock price, regardless of its operating performance.

     In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. The Company may be the target of this type of litigation in the future. Securities litigation against the Company could result in substantial costs and divert the Company's management's attention, which could seriously harm the Company's business.

THE COMPANY HAS ADOPTED ANTI-TAKEOVER PROVISIONS THAT COULD MAKE THE SALE OF THE COMPANY MORE DIFFICULT.

     The Company's certificate of incorporation and bylaws contain provisions that could make it more difficult for a third party to acquire the Company without the consent of its board of directors. Included among these provisions are those providing for a staggered board, advance notice of stockholder proposals and nominations and restrictions on the persons that may call special stockholder meetings. These provisions may delay or prevent a change of control of the Company, even if this change of control would benefit its stockholders.

                              SELLING STOCKHOLDERS

     This Prospectus covers the offer and resale of Shares issued to certain Selling Stockholders who acquired such Shares pursuant to the Plan. These Selling Stockholders may resell all, or a portion, or none of such Shares from time to time pursuant to the Plan. We may amend or supplement this reoffer Prospectus from time to time in the future to update or change this list of Selling Stockholders and Shares which may be resold.

     The following list sets forth (1) the name of the Selling Stockholder and relationship to the Company; (2) the amount of shares beneficially owned by the Selling Stockholder before this offering; (3) the amount of shares being offered hereunder for the Selling Stockholder's account; and (4) the amount and percentage owned after the offering:

                                                      SHARES                SHARES     PERCENTAGE
                                                      OWNED                  OWNED       OWNED
                                                      BEFORE     SHARES      AFTER       AFTER
SELLING STOCKHOLDER                TITLE             OFFERING    OFFERED    OFFERING    OFFERING
-------------------                -----             --------    -------    --------    --------
James M. Powers, Jr.       Chairman of the Board      866,295    615,573     250,722       2.2%
                            President and Chief
                             Executive Officer

Charles Sanders          Sr. Vice President, Chief    390,000    190,000     200,000      1.83%
                           Financial Officer, and
                              Chief Operating

James L. Dunn, Jr.          Sr. Vice President,       226,358    173,333      53,025        *
                         General Counsel and Chief
                            Development Officer

James H. Collins                  Director             25,000     15,000      10,000        *

David A. Little                   Director             59,807     10,000      49,807        *

Daniel T. Robinson, Jr.           Director             25,386     16,171       9,215        *

George M. Siegel                  Director            131,180     15,000     116,180       1.1%

----------
* represents less than 1%

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders.

                              PLAN OF DISTRIBUTION

     The Shares may be sold from time to time by any of the Selling Stockholders, or permitted transferees. The Shares may be disposed of from time to time in one or more transactions through any one or more of the following:
(i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or such permitted transferees or from the purchasers of the Shares for whom they may act as agent,
(iv) the writing of options on the Shares, (v) the pledge of the Shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Shares or interests therein, (vi) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vii) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction and (viii) an exchange distribution in accordance with the rules of such exchange, including the AMEX, or in transactions in the over-the-counter market. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Stockholders or such successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares, may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Company will pay all expenses incident to this offering of the Shares to the public; provided, however that all underwriting discounts or commissions, brokers' fees and the fees and expenses of any counsel to the Selling Stockholders related thereto shall be paid by the Selling Stockholders. The Company will not receive any proceeds from sales of any Shares by the Selling Stockholders. There is no assurance that the Selling Stockholders will sell all, or any portion, of the Shares.

     In the event of a material change in the plan of distribution disclosed in this Prospectus, the Selling Stockholders will not be able to effect transactions in the Shares pursuant to this Prospectus until such time as a post-effective amendment to the Registration Statement is filed with, and declared effective by, the Commission.

                                  LEGAL MATTERS

     Certain legal matters in connection with the Common Stock offered hereby have been passed upon for the Company by Jackson Walker L.L.P., 901 Main Street, Suite 6000, Dallas, Texas 75202. As of the date of this Prospectus, James S. Ryan III, a partner of Jackson Walker L.L.P., owns 1,000 shares of Common Stock.

                                     EXPERTS

     The financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended March 31, 2001 have been audited by PricewaterhouseCoopers, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Company, are incorporated herein by reference and made a part hereof:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, filed with the Commission on July 6, 2001 (the "Annual Report");

     2. All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, since the end of the fiscal year covered by the Annual Report; and

     3.   Description   of  the  Common  Stock   contained   in  the   Company's
          Registration Statement on Form 8-A/A (No. 001-13725), effective as of March 24, 1998.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters in connection with the Common Stock offered hereby have been passed upon for the Company by Jackson Walker L.L.P., 901 Main Street, Suite 6000, Dallas, Texas 75202. As of the date of this Prospectus, James S. Ryan III, a partner of Jackson Walker L.L.P.; owns 1,000 shares of Common Stock.

ITEM 8. EXHIBITS.

     In addition to the exhibits filed or incorporated by reference into the Prior Registration Statement, the following documents are filed as exhibits to this Registration Statement:

EXHIBIT
 NUMBER                      DESCRIPTION OF EXHIBIT
 ------                      ----------------------
  5.1        Opinion of Jackson Walker L.L.P. (filed herewith)

  23.1       Consent of PricewaterhouseCoopers LLP (filed herewith)

  23.2       Consent of Jackson Walker L.L.P. (contained in Exhibit 5.1)

  24.1 Power of Attorney (contained on the signature page of this Registration Statement).

  99         The Company's Stock Compensation Plan, as amended (filed herewith).

                                POWER OF ATTORNEY

     Each person whose signature appears below authorizes James M. Powers, Jr., D.D.S. and James L. Dunn, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this
Registration Statement, which amendments may make such changes to such Registration Statement as such attorney may deem appropriate.

                                 SIGNATURE PAGE

     Pursuant to the requirements of the Securities Act of 1933, as amended, EDT Learning, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on October 9, 2001.

                                        EDT LEARNING, INC.

                                        By: /s/ James M. Powers, Jr.
                                            ------------------------------------
                                            James M. Powers, Jr., D.D.S.
                                            Chairman of the Board, President
                                            and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURES                        TITLE                       DATE
        ----------                        -----                       ----

/s/ James M. Powers, Jr.      Chairman of the Board, President   October 9, 2001
----------------------------    and Chief Executive Officer
James M. Powers, Jr., D.D.S    (Principal Executive Officer)

                                  Chief Financial Officer
/s/ Charles G. Sanders           (Principal Financial and        October 9, 2001
----------------------------        Accounting Officer)
Charles G. Sanders


/s/ James H. Collins                     Director                October 9, 2001
----------------------------
James H. Collins


/s/ David A. Little                      Director                October 9, 2001
----------------------------
David A. Little, D.D.S


/s/ Daniel T. Robinson, Jr.              Director                October 9, 2001
----------------------------
Daniel T. Robinson, Jr.


/s/ George M. Siegel                     Director                October 9, 2001
----------------------------
George M. Siegel

                                INDEX TO EXHIBITS

EXHIBIT
 NUMBER                      DESCRIPTION OF EXHIBIT
 ------                      ----------------------
  5.1        Opinion of Jackson Walker L.L.P. (filed herewith)

  23.1       Consent of PricewaterhouseCoopers LLP (filed herewith)

  23.2       Consent of Jackson Walker L.L.P. (contained in Exhibit 5.1)

  24.1 Power of Attorney (contained on the signature page of this Registration Statement).

  99         The Company's Stock Compensation Plan, as amended (filed herewith).